Exhibit 99.2

JOINT FILERS' SIGNATURES

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By: Warburg Pincus X, L.P., its general partner
By: Warburg Pincus X LLC, its general partner
By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS X PARTNERS, L.P.
By: Warburg Pincus X, L.P., its general partner
By: Warburg Pincus X LLC, its general partner
By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS X, L.P.
By: Warburg Pincus X LLC, its general partner
By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS X LLC
By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS LLC
By: Warburg Pincus & Co., its managing member

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS & CO.

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:  /s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Managing Director

CHARLES R. KAYE

By:  /s/ Scott A. Arenare
Scott A. Arenare, Attorney-in-fact*

JOSEPH P. LANDY

By:  /s/ Scott A. Arenare
Scott A. Arenare, Attorney-in-fact**

* Power of Attorney given by Mr. Kaye was previously filed with the United
States Securities and Exchange Commission (the "SEC") on March 2, 2006, as an
exhibit to the Schedule 13D filed by Building Products, LLC with respect to
Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on
March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.